                                                                    EXHIBIT 4.18

                                 URS CORPORATION

                                SECOND AMENDMENT
                               TO CREDIT AGREEMENT

                  This SECOND AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of November 6, 2003 and entered into by and among URS CORPORATION, a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF ("LENDERS") and CREDIT SUISSE FIRST BOSTON, as administrative agent for Lenders ("ADMINISTRATIVE AGENT"), and is made with reference to that certain Credit Agreement dated as of August 22, 2002, as amended by that certain First Amendment to Credit Agreement dated as of January 30, 2003 (as so amended, and as further amended, modified, restated or otherwise supplemented to the date hereof, the "CREDIT AGREEMENT"), by and among Company, Lenders, CREDIT SUISSE FIRST BOSTON, as a Co-Lead Arranger and Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Lead Arranger and syndication agent for Lenders, and BNP PARIBAS, HARRIS TRUST & SAVINGS BANK and THE ROYAL BANK OF SCOTLAND PLC, as co-documentation agents for Lenders. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, Company and Lenders desire to amend the Credit Agreement as more particularly described below; and

                  WHEREAS, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default:

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1      AMENDMENTS TO SECTION 1: DEFINITIONS

                  A. Subsection 1.1 of the Credit Agreement is hereby amended by deleting each of the definitions of "CONSOLIDATED EXCESS CASH FLOW", "EXISTING SUBORDINATED INDENTURES" and "EXISTING SUBORDINATED NOTES" there from in their entirety and substituting the following there for:

                           "CONSOLIDATED EXCESS CASH FLOW" means, for any
                  period, an amount equal to (i) Consolidated EBITDA for such period minus (ii) the sum, without duplication, of the amounts for such period of (a) to the extent not otherwise excluded from Consolidated EBITDA, Cash expenditures during such period relating to the Merger or any Permitted Acquisition applied against accruals and reserves taken against goodwill established in prior periods as approved by Administrative Agent, (b) scheduled repayments of Consolidated Total Funded Debt, (c) the aggregate amount of any repurchases or redemptions of Existing Senior Subordinated Notes, Senior Notes and/or Convertible Subordinated Notes of Company pursuant to Section 7.5A(xi), (d) Consolidated Capital Expenditures, (e) Consolidated Cash Interest Expense and (f) the provision for current taxes based on income of Company and its Subsidiaries on a consolidated basis and payable in Cash with respect to such period.

                           "EXISTING SUBORDINATED INDENTURES" means (i) the
                  Indenture, dated as of March 16, 1989, between Thortec International, Inc. and JPMorgan Chase Bank, successor to MTrust Corp, National Association, as amended by Amendment Number 1 and Amendment Number 2, as so amended and as may be further amended from time to time to the extent permitted under subsection 7.12B and (ii) the Convertible Subordinated
                  Note Indenture.

                           "EXISTING SUBORDINATED NOTES" means (i) Company's 8
                  5/8% Senior Subordinated Debentures due 2004 in the original aggregate principal amount of $36,814,500 and the remaining aggregate principal amount of $6,454,750 as of the Closing Date and (ii) the Convertible Subordinated Notes.

                  B. Subsection 1.1 of the Credit Agreement is hereby further amended by adding thereto the following definitions in proper alphabetical order:

                           "CONVERTIBLE SUBORDINATED NOTES" means Company's 6
                  1/2% Convertible Subordinated Notes due 2012 in the original aggregate principal amount of $57,500,000 and the remaining aggregate principal amount of $1,798,250 as of the Closing Date.

                           "CONVERTIBLE SUBORDINATED NOTE INDENTURE" means the
                  Indenture, dated as of February 15, 1987, between Company and The Bank of New York as assignee of First Interstate Bank of California, as amended by Amendment Number 1, as so amended and as may be further amended from time to time to the extent permitted under subsection 7.12B.

                           "DISQUALIFIED STOCK" means any class or series of
                  Capital Stock of any Person that by its terms or otherwise is
                  (i) required to be redeemed prior to the Tranche B Term Loan Maturity Date, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Tranche B Term Loan Maturity Date or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or
                  (ii) above or Indebtedness having a scheduled maturity prior to the Tranche B Term Loan Maturity Date; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset

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

                  sale" or "change of control" occurring prior to the Tranche B Term Loan Maturity Date shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in subsection 2.4B(iii) and subsection 8.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to Company's repayment of the Loans as may be required to be paid pursuant to subsection 2.4B(iii) and
                  Section 8.

                           "MAXIMUM REPURCHASE AMOUNT" has the meaning assigned
                  to that term in subsection 7.5A(xiii).

                           "PERMITTED NOTE REPURCHASES" has the meaning assigned
                  to that term in subsection 7.5A(xii).

                           "VOLUNTARY PREPAYMENT AMOUNT" means, for any period,
                  the aggregate principal amount of Loans prepaid by Company during such period pursuant to subsection 2.4B(i) or (ii) (excluding prepayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such prepayments).

1.2      AMENDMENTS TO SECTION 2: AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

                  A. Subsection 2.4B(iii)(c) of the Credit Agreement is hereby amended by (i) deleting the word "and" before clause
                  (3) thereof, and (ii) adding the following at the end of clause (3):

                  ", and (4) issuances of Capital Stock (other than Disqualified Stock), the Net Securities Proceeds of which are applied by Company to Permitted Note Repurchases as expressly permitted by subsection 7.5A(xii)"

                  B. Subsection 2.4B(iii)(e) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                                    "(e)     Prepayments and Reductions from
         Consolidated Excess Cash Flow. (1) In the event that there shall be a positive amount of Consolidated Excess Cash Flow for the two Fiscal Quarter period ending October 31, 2003, Company shall, no later than February 10, 2004, prepay the Loans in an aggregate amount equal to 100% of such Consolidated Excess Flow minus any Voluntary Prepayment Amount for such period; and (2) in the event that there shall be a positive amount of Consolidated Excess Cash Flow for any Fiscal Year commencing with the Fiscal Year ending October 31, 2004, no later than 100 days after the end of each such Fiscal Year, Company shall prepay the Loans in an aggregate amount equal to (A) 75% of such Consolidated Excess Cash Flow minus (B) any Voluntary Prepayment Amount for such Fiscal Year; provided, that commencing with the Fiscal Year ending October 31, 2004, such percentage shall be reduced to 50% of Consolidated Excess

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         Cash Flow for any Fiscal Year during which the Consolidated Leverage
         Ratio as of the last day of such Fiscal Year is less than 2.50:1.00."

1.3      AMENDMENTS TO SECTION 4: CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  A. Subsection 4.1C(i) of the Credit Agreement is hereby amended by adding the following after the word "Schedule 4.1C":

                  ", Schedule 5.1D and Schedule 5.1E"

                  B. Subsection 4.1C(ii) of the Credit Agreement is hereby amended by adding the following after the word "Schedule 4.1C":

                  ", Schedule 5.1D and Schedule 5.1E"

1.4      AMENDMENTS TO SECTION 7: COMPANY'S NEGATIVE COVENANTS

                  A. Subsection 7.1(ix) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                           "(ix)    Company, its Subsidiaries and any Joint
                  Venture, as applicable, may remain liable with respect to Indebtedness (including the amount of any committed lines of credit) described on Schedule 7.1 of the Company Disclosure Letter and any refinancings, refundings, renewals, replacements or extensions thereof; provided that the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, replacement or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder;"

                  B. Subsection 7.3(vi) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

                           "(vi)    Company and Subsidiary Guarantors may (x)
                  continue to own the existing Investments reflected on Schedule 4.1C, Schedule 5.1D and Schedule 5.1E of the Company Disclosure Letter, and (y) make and own additional equity Investments in Subsidiary Guarantors;"

                  C. Subsection 7.5A of the Credit Agreement is hereby amended by (i) deleting the word "and" before clause (xi) thereof, and (ii) amending and restating clause (xi) in its entirety as follows:

                  "(xi) Company may repurchase or redeem Existing Senior Subordinated Notes, Senior Notes, Convertible Subordinated Notes and/or Capital Stock of Company in an aggregate amount not to exceed $25,000,000 (without regard

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                  to underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses), provided that after giving effect to any such redemption of Existing Senior Subordinated Notes and/or Senior Notes and/or Convertible Subordinated Notes, such redemption is made in accordance with the terms of the Existing Senior Subordinated Indenture, the Senior Indenture and/or the Convertible Subordinated Note Indenture, respectively;"

                  D. Subsection 7.5A of the Credit Agreement is hereby further amended by adding the following provisions at the end of clause (xi):

                  "(xii) Company may repurchase or redeem Existing Senior Subordinated Notes and/or Senior Notes and/or Convertible Subordinated Notes (any such redemption being made in accordance with the terms of the Existing Senior Subordinated Indenture, the Senior Indenture and/or the Convertible Subordinated Note Indenture, respectively) in an aggregate amount not to exceed $220,000,000 of any Net Securities Proceeds from the issuance of Capital Stock (other than Disqualified Stock) of Company, provided that the repurchase or redemption price of such Existing Senior Subordinated Note and/or Senior Notes and/or Convertible Notes (exclusive of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) shall not exceed the higher of (A) 110% of the principal amount (par value) and (B) the redemption price (call price), in each case plus any accrued and unpaid interest thereon to the repurchase or redemption date of such Existing Senior Subordinated Notes and/or Senior Notes and/or Convertible Subordinated Notes, as the case may be, in effect at the time of such repurchase or redemption (any such repurchases or redemptions in compliance with this subsection 7.5A(xii) being "PERMITTED NOTE REPURCHASES"); and
                  (xiii) during any Fiscal Quarter ending on or after April 30, 2004, Company may repurchase or redeem Existing Senior Subordinated Notes and/or Senior Notes and/or Convertible Subordinated Notes (any such redemption being made in accordance with the terms of the Existing Senior Subordinated Indenture, the Senior Indenture and/or the Convertible Subordinated Note Indenture, respectively) in an amount equal to 25% of Consolidated Excess Cash Flow for the three-month period ended as of the last day of the most recently completed Fiscal Quarter (the "MAXIMUM REPURCHASE AMOUNT"); provided that the Consolidated Leverage Ratio as of the last day of the most recently completed Fiscal Quarter, after giving effect to the proposed repurchase or redemption and any other repurchases or redemptions previously consummated during such Fiscal Quarter as though they had occurred on the last day of the most recently completed Fiscal Quarter, is less than 3:00 to 1:00; provided further that (a) such percentage shall be increased to 50% of Consolidated Excess Cash Flow during any Fiscal Quarter for which the Consolidated Leverage Ratio as of the end of the most recently completed Fiscal Quarter, after giving effect to the proposed repurchase or redemption and any other repurchases or redemptions previously consummated during such Fiscal Quarter as though they had occurred on the last day of the most recently completed Fiscal Quarter, is less than 2:50 to 1:00, (b) the Maximum Repurchase Amount for any Fiscal Quarter shall be increased by an amount equal to the excess, if any, of the Maximum Repurchase Amount for each of the previous three Fiscal Quarters (without giving effect to any adjustment in accordance with subclauses (b) and
                  (c) of this proviso, and solely to the extent that such previous Fiscal Quarters ended on or after January 31, 2004) over the actual amount applied to repurchases or redemptions during such previous Fiscal Quarters, and (c) the Maximum Repurchase Amount for any Fiscal Quarter shall be decreased by any negative Maximum Repurchase Amount for each of the previous three Fiscal Quarters (without giving effect to any adjustment in accordance with subclauses (b) and (c) of this proviso, and solely to the extent that such previous Fiscal Quarters ended on or after January 31, 2004)."

         SECTION 2. CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Amendment shall become effective as of September 15, 2003 (the "SECOND AMENDMENT EFFECTIVE DATE") only upon the satisfaction of all of the following conditions precedent:

                  A. On or before November 6, 2003, Company shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated November 6, 2003:

                           1. Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware, each dated a recent date prior to November 6, 2003;

                           2. A certificate, dated as of November 6, 2003, of its corporate secretary or an assistant secretary, certifying that there have been no changes in its Bylaws from the form of Bylaws previously delivered to Lenders;

                           3. Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of November 6, 2003 by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                           4. Signature and incumbency certificates of its officers executing this Amendment; and

                           5.       Executed copies of this Amendment.

                  B.       Requisite Lenders shall have executed this Amendment.

                  C. On or before November 6, 2003, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all

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                  such counterpart originals or certified copies of such
                  documents as Administrative Agent may reasonably request.

                  D. Company shall pay to each Lender executing this Amendment by 5:00 p.m., New York time, on November 6, 2003 an amendment fee equal to 0.10% of the sum of such Lender's Tranche A Term Loan Exposure plus such Lender's Tranche B Term Loan Exposure plus such Lender's Revolving Loan Exposure.

         SECTION 3. COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete as of the date of this Amendment:

                  A. CORPORATE POWER AND AUTHORITY. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

                  B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

                  C. NO CONFLICT. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries in any manner that would be likely to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders or Permitted Encumbrances), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

                  D. GOVERNMENTAL CONSENTS. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  E. BINDING OBLIGATION. This Amendment has been duly executed and delivered by Company and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

         SECTION 4. MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                  B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

                  C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         SECTION 5. ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

                  Each guarantor listed on the signature pages hereof ("SUBSIDIARY GUARANTORS") hereby acknowledges that it has read this Amendment and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of each Subsidiary Guarantor under its applicable Subsidiary Guaranty shall not be impaired or affected and the applicable Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. Each Subsidiary Guarantor further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendment to the Credit Agreement.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    URS CORPORATION,
                                    a Delaware corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and Chief
                                           Financial Officer

                                    CREDIT SUISSE FIRST BOSTON,
                                    Individually and as Administrative Agent

                                     /s/ S. William Fox
                                    --------------------------------------------
                                    Title: Director

                                     /s/ David J. Dodd
                                    --------------------------------------------
                                    Title: Associate

                                    AMAN ENVIRONMENTAL CONSTRUCTION, INC.,
                                    a California corporation

                                    /s/ Jeffrey M. Kissel
                                    --------------------------------------------
                                    Name:  Jeffrey M. Kissel
                                    Title: Chief Financial Officer

                                    BANSHEE CONSTRUCTION COMPANY, INC.,
                                    a California corporation

                                    /s/ Michael T. Orear
                                    --------------------------------------------
                                    Name:  Michael T. Orear
                                    Title: President

                                    CLEVELAND WRECKING COMPANY,
                                    a California corporation

                                    /s/ James Sheridan
                                    --------------------------------------------
                                    Name:  James Sheridan
                                    Title: President

                                    O'BRIEN-KREITZBERG INC.,
                                    a California corporation

                                    /s/ Jeffrey M. Kissel
                                    --------------------------------------------
                                    Name:  Jeffrey M. Kissel
                                    Title: Chief Financial Officer

                                    RADIAN INTERNATIONAL LLC,
                                    a Delaware limited liability company

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    SIGNET TESTING LABORATORIES, INC.,
                                    a Delaware corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President,
                                           Chief Financial Officer and Secretary

                                    URS CONSTRUCTION SERVICES, INC.,
                                    a Florida corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Executive Officer

                                    URS CORPORATION,
                                    a Nevada corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    URS CORPORATION GREAT LAKES,
                                    a Michigan corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    URS CORPORATION GROUP CONSULTANTS,
                                    a New York corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    URS CORPORATION-MARYLAND,
                                    a Maryland corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    URS CORPORATION - OHIO,
                                    an Ohio corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    URS CORPORATION SOUTHERN,
                                    a California corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    URS GROUP, INC.,
                                    a Delaware corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Assistant
                                           Treasurer

                                    URS OPERATING SERVICES, INC.,
                                    a Delaware corporation

                                    /s/ P.J. Pedalino
                                    --------------------------------------------
                                    Name:  P. J. Pedalino
                                    Title: Vice President and Controller

                                    URS HOLDINGS, INC.,
                                    a Delaware corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    URS INTERNATIONAL INC.,
                                    a Delaware corporation

                                    /s/ David C. Nelson
                                    --------------------------------------------
                                    Name:  David C. Nelson
                                    Title: Vice President and Treasurer

                                    LEAR SIEGLER SERVICES, INC.,
                                    a Delaware corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    EG&G DEFENSE MATERIALS, INC.,
                                    a Utah corporation

                                    /s/ William Neeb
                                    --------------------------------------------
                                    Name:  William Neeb
                                    Title: Vice President

                                    EG&G TECHNICAL SERVICES, INC.,
                                    a Delaware corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    D&M CONSULTING ENGINEERS, INC.,
                                    a Delaware corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    E.C. DRIVER & ASSOCIATES, INC.,
                                    a Florida corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    LEAR SIEGLER LOGISTICS INTERNATIONAL, INC., a Delaware corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Attorney-in-fact

                                    RADIAN ENGINEERING, INC.,
                                    a New York corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President.
                                           Chief Financial Officer and Secretary

                                    URS CORPORATION AES.,
                                    a Connecticut corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    URS CORPORATION ARCHITECTURE-NC, P.C.,
                                    a North Carolina corporation

                                     /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    URS CORPORATION - NEW YORK,
                                    a New York corporation

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                    URS RESOURCES, LLC,
                                    a Delaware limited liability company

                                    /s/ Kent P. Ainsworth
                                    --------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Attorney-in-fact

                                    WELLS FARGO BANK, N.A.,
                                    as a Lender

                                    /s/ Peter D. Gruebele_
                                    --------------------------------------------
                                    Name:  Peter D. Gruebele
                                    Title: Senior Vice President